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                                                                    EXHIBIT 12.1

BOWATER INCORPORATED
STATEMENT OF COMPUTATION OF UNAUDITED RATIO OF EARNINGS TO FIXED CHARGES (IN MILLIONS, EXCEPT RATIO INFORMATION)


                                                  Year ended and at December 31,
                                                  ------------------------------

                                                    2001       2002      2003
                                                  ------------------------------

EARNINGS:

Income (loss) before income taxes,
  minority interests and cumulative effect
  of accounting change                            $ 189.1   $ (250.8)  $ (280.9)

Add: Fixed charges from below                       162.0      178.2      188.6
Less: Capitalized interest                            9.5        8.7        7.4
                                                  ------------------------------

                                                  $ 341.6   $  (81.3)  $  (99.7)
                                                  ==============================


FIXED CHARGES:

Interest expense, net of interest capitalized       141.0      163.0      174.5
Capitalized interest                                  9.5        8.7        7.4
Estimate of interest within rental expense            2.7        2.8        3.1
Amortized premium and discounts related to
  indebtedness                                        8.8        3.7        3.6
                                                  ------------------------------

                                                  $ 162.0   $  178.2   $  188.6
                                                  ==============================

RATIO OF EARNINGS TO FIXED CHARGES                   2.1x         --         --
                                                  ==============================

DEFICIENCY OF EARNINGS TO FIXED CHARGES                --      259.5      288.3
                                                  ==============================